EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, McDATA Corporation, a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the fiscal year ended January 31, 2004; and

WHEREAS, each of the undersigned is a Director of the Company:

NOW, THEREFORE, each of the undersigned constitutes and appoints JOHN A. KELLEY, JR., ERNEST J. SAMPIAS and THOMAS O. McGIMPSEY, and each of them, as attorneys for him or her and in his or her name, place and stead, and in his or her capacity as a Director of the Company, to execute and file such annual report, and thereafter to execute and file an amendment or amendments thereto on Form 10-K, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 2nd day of April, 2004.

/s/ JOHN A. KELLEY, JR.	April 2, 2004
John A. Kelley, Jr.
Chairman and CEO

/s/ JOHN W. GERDELMAN	April 2, 2004
John W. Gerdelman

/s/ CHARLES C. JOHNSTON	April 2, 2004
Charles C. Johnston

/s/ D. VAN SKILLING	April 2, 2004
D. Van Skilling

/s/ THOMAS M. UHLMAN	April 2, 2004
Thomas M. Uhlman

/s/ LAURENCE G. WALKER	April 2, 2004
Laurence G. Walker

/s/ BETSY S. ATKINS	April 2, 2004
Betsy S. Atkins

/s/ MICHAEL J. SOPHIE	April 2, 2004
Michael J. Sophie

/s/ M. ALEX MENDEZ	April 2, 2004
M. Alex Mendez